Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Evergreen Equity Trust

In planning and performing our audits of the financial statements of Evergreen
 Market Index Fund, Evergreen Market Index Growth Fund, and

Evergreen Market Index Value Fund, each a series of Evergreen Equity Trust, for the year ended May 31, 2005, we considered its internal control, includingcontrol activities for safeguarding securities, in order to determine our auditing procedures for the purpose of
expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of Evergreen  Equity Trust is  responsible  for  establishing and  maintaining  internal  control.  In fulfilling  this
responsibility,  estimates  and judgments by  management  are required to assess the expected  benefits and related costs of controls.
Generally,  controls that are relevant to an audit pertain to the entity's objective of preparing  financial  statements  for external purposes that are fairly  presented in conformity with U.S.  generally
 accepted  accounting  principles.   Those controls  include the
safeguarding of assets against unauthorized acquisition, use, or disposition. Because of inherent limitations in internal control, error or fraud may
 occur and not be  detected.   Also,  projection  of any
evaluation  of  internal  control  to future  periods  is  subject  to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses  under the  standards  of the  Public  Company  Accounting
 Oversight  Board  (United  States).  A  material  weakness  is a significant  deficiency,  or combination of significant  deficiencies, that results in more than a remote  likelihood  that a material misstatement of the annual or interim financial  statements will not be
 prevented or detected.   However, we noted no matters involving
internal control and its operation,  including  controls for safeguarding securities, which we consider to be material weaknesses as defined above as of May 31, 2005.
This report is intended solely for the  information  and use of management and the Board of Trustees of Evergreen Equity Trust and the Securities and Exchange Commission and is not intended to be and should not be
 used by anyone other than these specified parties.

Boston, Massachusetts
July 22, 2005